Dated: November 13, 2006

Rate Cap Transaction

Re: BNY Reference No. 38503

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York, and Wells Fargo Bank, N.A., not in its individual capacity, but solely as trustee for the Harborview Mortgage Loan Trust 2006-11 (in such capacity, the “Trustee” or the “Counterparty”), under the Pooling and Servicing Agreement, dated as of October 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Sponsor and Seller, and Wells Fargo Bank, N.A., as Trustee (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.           Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2.           Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached hereto.

Trade Date:	November 1, 2006

Effective Date:	November 19, 2006

Termination Date:	June 19, 2007, subject to adjustment in accordance with the Following Business Day Convention

FIXED AMOUNTS

Fixed Amount Payer:	Counterparty

Fixed Amount:	USD 5,000.00

Fixed Amount
Payment Date:	November 13, 2006

FLOATING AMOUNTS

Floating Rate Payer:	BNY

Cap Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Floating Rate for initial
Calculation Period:	To be determined

Floating Rate Day Count
Fraction:	Actual/360

Floating Rate Option:	USD-LIBOR-BBA, provided, however, if the Floating Rate Option for a Calculation Period is greater than 10.50% then the Floating Rate Option for such Calculation Period shall be deemed equal to 10.50%.

Designated Maturity:	One month

Spread:	Inapplicable

Floating Rate Payer
Period End Dates:	The 19th day of each month, beginning on December 19, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days for Payments
By both parties:	New York

Calculation Agent:	BNY

3.	Additional Provisions:

1)           Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

2)           Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the “Certificates”).

4.           Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1)           No Payment Netting Among Transactions. The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction.

2)           Termination Provisions. For purposes of the Master Agreement:

(a)           "Specified Entity" in relation to BNY or the Counterparty shall mean: none.

(b)           “Specified Transaction” will have the meaning specified in Section 14.

(c)           Applicability. The following provisions apply or do not apply to the parties as specified below:

(i)           Section 5(a)(i) (Failure to Pay or Deliver):

(A)           will apply to BNY; and

(B)           will apply to the Counterparty.

(ii)           Section 5(a)(ii) (Breach of Agreement):

(A)           will apply to BNY; and

(B)           will not apply to the Counterparty.

(iii)           Section 5(a)(iii) (Credit Support Default):

(A)           will apply to BNY; and

(B)           will not apply to the Counterparty.

(iv)           Section 5(a)(iv) (Misrepresentation):

(A)           will apply to BNY; and

(B)           will not apply to the Counterparty.

(v)           Section 5(a)(v) (Default under Specified Transaction):

(A)           will not apply to BNY; and

(B)           will not apply to the Counterparty.

(vi)           Section 5(a)(vi) (Cross Default):

(A)           will apply to BNY; and

(B)           will not apply to the Counterparty.

For the purposes of Section 5(a)(vi):

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement, except that it shall not include indebtedness in respect of deposits received.

“Threshold Amount” means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi) of this Agreement.

(vii)           Section 5(a)(vii) (Bankruptcy):

(A)           will apply to BNY; and

(B)           (1) subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by the Counterparty or its affiliates), (7) and (8) (but only with respect to clauses (2), (4) and (7) to the extent of disapplication herein) of Section 5(a)(vii) will not apply to the Counterparty, and the remaining provisions of Section 5(a)(vii) will apply to the Counterparty; [and] (2) the words “trustee” and “custodian” in subclause (6) will not include the Trustee[; and (3) events described in Section 5(a)(vii) occurring with respect to the Trust or the Supplemental Interest Trust are deemed to occur to the Counterparty.]

(viii)           Section 5(a)(viii) (Merger without Assumption):

(A)           will apply to BNY; and

(B)           will apply to the Counterparty.

(ix)           Section 5(b)(i) (Illegality):

(A)           will apply to BNY; and

(B)           will apply to the Counterparty.

(x)           Section 5(b)(ii) (Tax Event):

(A)           will apply to BNY; provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted; and

(B)           will not apply to the Counterparty.

(xi)           Section 5(b)(iii) (Tax Event upon Merger):

(A)           will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

(B)           will apply to the Counterparty.

(xii)           Section 5(b)(iv) (Credit Event upon Merger):

(A)           will not apply to BNY; and

(B)           will not apply to the Counterparty.

(xiii)           Section 5(b)(v) (Additional Termination Event):

(A)           will apply to BNY with respect to Paragraph4(2)(g)(iv) and (v); and

(B)           will apply to the Counterparty with respect to Paragraph4(2)(g)(i), (ii) and (iii).

(d)           The "Automatic Early Termination" provision of Section 6(a):

(A)           will not apply to BNY; and

(B)           will not apply to the Counterparty.

(e)           Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody’s, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

(i)           The definitions of “Market Quotation” and “Settlement Amount” are amended in their entirety to read as follows:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer capable of becoming legally binding upon acceptance made by a Reference Market-maker with ratings that meet the Collateralization Requirement or the Ratings Requirement, as the case may be, for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”), with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

“Settlement Amount” means, with respect to any Early Termination Date: —

(a)           the Termination Currency Equivalent of the Market Quotation (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is accepted by the Counterparty so as to become legally binding on or before the day falling ten (10) Local Business Days after the day on which the Early Termination Date is designated (or such later day not be later than the Early Termination Date as the Counterparty may specify in writing to BNY); or (if there is no such accepted Market Quotation)

(b)           the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(ii)           the Counterparty and, if request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated, BNY, shall use reasonable efforts to obtain one or more Market Quotations before the date determined pursuant to clause (a) of the definition of “Settlement Amount”.

(iii)           Notwithstanding anything to the contrary in Section 6(e)(i)(3) or Part 5(g), if the Settlement Amount is a negative number, the Unpaid Amounts of BNY and the Counterparty shall be subject to netting in accordance with Section 2(c).

(f)           “Termination Currency” means United States Dollars.

(g)           “Additional Termination Event” will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:—

(i)           Termination of Trust Fund.  The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event. The Counterparty shall be the sole Affected Party.

(ii)           Collateralization or Ratings Event. A Collateralization Event or Ratings Event (as defined in Paragraph 4(8)(a) has occurred and is continuing and BNY fails to comply with the provisions of Paragraph 4(8)(b) within the time periods set out therein, and, with respect to a Ratings Event, at least one substitute counterparty has made an offer which remains capable of becoming legally binding upon acceptance to be the Transferee of an assignment, transfer or replacement in accordance with Paragraph 4(8)(b)(2)(A)). BNY shall be the sole Affected Party.

(iii)           Regulation AB. BNY shall fail to comply with the provisions of Paragraph 4(9) within the time provided for therein. BNY shall be the sole Affected Party.

(m)           “Gross Up”. Section 2(d)(i)(4) shall not apply to Counterparty as X, and Section 2(d)(ii) shall not apply to Counterparty as Y, such that Counterparty shall not be required to pay any additional amounts referred to therein.

3)           Tax Representations.

(a)           Payer Representations. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)           the accuracy of any representations made by the other party pursuant to Section 3(f);

(ii)           the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii)           the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b)           Payee Representations. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

(i)           The following representation will apply to BNY:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii)           The following representation will apply to the Counterparty:

The beneficial owner of the payments made to it under this Agreement is either (i) a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (the "Regulations")) for United States federal income tax purposes and an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the the Regulations for United States federal income tax purposes, and a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

4)           Documents to be delivered. For the purpose of Section 4(a):

(a)           Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BNY and Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.	Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required	Yes

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BNY
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.
		Upon the execution and delivery of this Agreement	Yes
Counterparty
(i) a copy of the executed Pooling and Servicing Agreement, and (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this letter agreement on behalf of the Counterparty.
		Upon the later of, receipt by such party, or within 30 days after the date of this Agreement	Yes

required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BNY	A copy of the annual balance sheet from the most recent publicly available regulatory call report.	Promptly after request by the Counterparty (if available on http://www.fdic.gov, such delivery is not required)	Yes
BNY	Legal Opinion as to enforceability of this Agreement.	Upon the execution and delivery of this Agreement.	Yes
Counterparty
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Upon the execution and delivery of this Agreement.	Yes

5)	Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a):

Address for notices or communications to BNY:

The Bank of New York
Swaps and Derivative Products Group
Global Market Division
32 Old Slip 15th Floor
New York, New York 10286
Attention: Steve Lawler

with a copy to:

The Bank of New York
Swaps and Derivative Products Group
32 Old Slip 16th Floor
New York, New York 10286
Attention: Andrew Schwartz
Tele: 212-804-5103
Fax: 212-804-5818/5837

(For all purposes)

A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

The Bank of New York
Legal Department
One Wall Street - 10th Floor
New York, New York 10286
Attention: General Counsel

Address for notices or communications to the Counterparty:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Harborview Mortgage Loan Trust 2006-11
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: HarborView 2006-11 — Client Manager
Telephone: 410-884-2000
Facsimile: 410-715-2380

(b)           Process Agent. For the purpose of Section 13(c):

BNY appoints as its Process Agent:            Not Applicable

The Counterparty appoints as its Process Agent:           Not Applicable

(c)           Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

(d)           Multibranch Party. For the purpose of Section 10(c):

BNY is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)           Calculation Agent. The Calculation Agent is BNY.

(f)           “Credit Support Document” means in relation to:—

BNY:           the Credit Support Annex attached as Exhibit A hereto.

The Counterparty:           Not applicable.

(g)           “Credit Support Provider” means in relation to:—

BNY:           Not Applicable (except with respect to credit support furnished pursuant to Paragraph 4(8) or 4(9).

Counterparty:           Not Applicable

(h)           Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)           Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)           Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(k)           Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l)            Non-Recourse. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Swap Account and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

(m)           Limitation on Institution of Bankruptcy Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the supplemental interest trust or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any federal or state bankruptcy or similar law or bankruptcy or similar laws of any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

(n)           Remedy of Failure to Pay or Deliver. The ISDA Form Master Agreement is hereby amended by replacing the word “third” in the third line of Section 5(a)(i) by the word “second”.

(o)           “Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(p)           Trustee’s Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the trust, and (iii) under no circumstances will Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation. Nothing herein contained shall be construed as creating any liability on Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties.

(q)           Trustee’s Representation. Wells Fargo Bank, N.A., as Trustee, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

6)           Additional Representations. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

“(g)           Relationship Between Parties.

(1)           Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)           Evaluation and Understanding.

(i)            Each Party is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii)           Each Party understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3)           Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h)           Exclusion from Commodities Exchange Act. (A) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(i)           Swap Agreement. Each Transaction is a “swap agreement” as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a “covered swap agreement” as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).”

7)           Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6, except as provided in the next sentence), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) shall not apply for purposes of this Transaction.

8)           Ratings Downgrade. For purposes of each Transaction:

(a)           Definitions. (1) “Rating Agency Condition” means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Moody’s Investors Service Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) (each a “Rating Agency”, and the rating condition with respect to it, the “Moody’s Rating Condition” and “S&P Rating Condition”, respectively) has confirmed in writing to the Supplemental Interest Trust Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates; (2) “Qualifying Ratings” means, with respect to the debt of any assignee or guarantor hereunder, (A) a short-term unsecured and unsubordinated debt rating of “P-1” (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of ”A1” (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of “Aa3” (not on watch for downgrade) by Moody’s, and (B) a short-term unsecured and unsubordinated debt rating of “A-1”, or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of “A+” by S&P; (3) a “Collateralization Event” shall occur with respect to BNY (or any applicable credit support provider) if: (A) its short-term unsecured and unsubordinated debt rating is reduced to “P-2” or below, and its long-term unsecured and unsubordinated debt is reduced to ”A3” or below, or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2” or below, by Moody’s (a “Moody’s Collateralization Event”), or (B) its short-term unsecured and unsubordinated debt rating is reduced to “A-2” or below, or, if it does not have a short-term rating, its long-term unsecured and unsubordinated debt rating is reduced to “A” or below by S&P (an “S&P Collateralization Event”); and (4) a “Ratings Event” shall occur with respect to BNY (or any applicable credit support provider) if: (A) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-3” or below and its long-term unsecured and unsubordinated debt is reduced to “Baa1” or below, or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “Baa1” or below, by Moody’s (a “Moody’s Ratings Event”), or (B) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced to “BB+” or below by S&P (an “S&P Ratings Event”).

(b)           Actions to be Taken. Subject, in each case to satisfaction of the Rating Agency Condition: (1) if a Collateralization Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Collateralization Ratings Event: (A) post collateral in accordance with the Credit Support Annex; or (B) on terms substantially similar to this Agreement assign or transfer the Transactions to or replace the Transactions with transactions with a third party approved by the Counterparty (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings; or (C) obtain a guaranty of or a contingent agreement to honor BNY’s obligations under this Agreement by a third party approved by the Counterparty (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings; or (4) establish any other arrangement approved by the Counterparty (such approval not to be unreasonably withheld) that satisfies the Rating Condition; and (2) if a Ratings Event occurs with respect to BNY (or any applicable Credit Support Provider), then BNY shall, at its own expense, within ten (10) Business Days of such Ratings Event: (A) on terms substantially similar to this Agreement assign or transfer the Transactions to or replace the Transactions with transactions with a third party approved by the Counterparty (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, or (B) obtain a guaranty of or a contingent agreement to honor BNY’s obligations under this Agreement by a third party approved by the Counterparty (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings; or (C) establish any other arrangement approved by the Counterparty (such approval not to be unreasonably withheld) that satisfies the Rating Condition.

9)           Compliance with Regulation AB.

(a)           It shall be a swap disclosure event (“Swap Disclosure Event”) if, at any time after the date hereof, the Trustee (acting on behalf of the Depositor or the Sponsor) notifies BNY that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by BNY and any of its affiliates to Counterparty (collectively, the “Aggregate Significance Percentage”) is 10% or more.

(b)           Upon the occurrence of a Swap Disclosure Event, BNY, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriters, the Depositor, the Supplemental Interest Trust or the Issuing Entity), shall take one of the following actions: (i) provide to the Sponsor and the Depositor: (x) if the Aggregate Significance Percentage is 10% or more, but less than 20%, the information required under Item 1115(b)(1) of Regulation AB or (y) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or (ii) assign its rights and delegate its obligations under the Transaction to a counterparty with Qualifying Ratings (and which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (i) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between BNY and the Counterparty.

(c)           For so long as the Aggregate Significance Percentage is 10% or more, BNY shall provide any updates to the information provided pursuant to clause (b) above to the Sponsor and the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of BNY’s fiscal quarter for any quarterly update, and in no even more than 90 days after the end of each of BNY’s fiscal year for any annual update).

(d)           All information provided pursuant to clauses (b) and (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from BNY’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

10)           Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BNY is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty’s only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

11)           BNY Payments to be made to Trustee. BNY will, unless otherwise directed by the Trustee, make all payments hereunder to the Trustee. Payment made to the Trustee at the account specified herein or to another account specified in writing by the Trustee shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

5.           Account Details and Settlement Information:

Payments to BNY:

The Bank of New York
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286
Attention: Renee Etheart
ABA #021000018
Account #890-0068-175
Reference: Interest Rate Cap

Payments to Counterparty:

Wells Fargo Bank, N.A.
ABA#: 121-000-248
Account Name: SAS Clearing
Account Number: 3970771416
42575.001576 RICHMOND 1882656v1
For further credit to: HarborView 2006-10, Account # 50964002

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK

By:  /s/ Steven M. Lawler
Name: Steven M. Lawler
Title: Managing Director

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trustee for the Harborview Mortgage Loan Trust 2006-11

By:  /s/ Graham Oglesby
Name: Graham Oglesby
Title: Assitant Vice President

SCHEDULE I

All dates subject to adjustment in accordance with the Following Business Day
Convention.

Accrual Start Date	Accrual End Date	Notional Amount (in USD)	Cap Rate (%)
11/19/06	12/19/06	412,428,260.00	6.605460
12/19/06	01/19/07	410,075,912.00	6.392370
01/19/07	02/19/07	407,033,351.00	6.392350
02/19/07	03/19/07	403,301,427.00	7.077230
03/19/07	04/19/07	398,884,336.00	6.392320
04/19/07	05/19/07	393,789,698.00	6.605380
05/19/07	06/19/07	388,028,608.00	6.392280

Exhibit A to Confirmation No. 38503

[Credit Support Annex to follow this page]

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX
to the Schedule to the

ISDA Master Agreement

Dated as of November 13, 2006
between

THE BANK OF NEW YORK	and	WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trustee on behalf of the Harborview Mortgage Loan Trust 2006-11

established as a banking organization under the laws of the State of New York		The Trust is a common law trust established under the laws of the State of New York.

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the Master Agreement specified in the Confirmation between Party A and Party B (BNY Ref. No. 38503), dated even date herewith, is part of the Schedule deemed incorporated therein, and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:—

Paragraphs 1 - 12. Incorporation. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof (all references to Paragraphs herein being references to the Paragraphs thereof), except that Paragraph 1(b) is hereby amended in its entirety to read as follows:

“(b) Secured Party and Pledgor. Notwithstanding anything contained in this Annex to the contrary, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.”

Paragraph 13.

Certain Definitions. As used herein, “Moody’s”, “S&P”, “Rating Agency”, “Collateralization Event”, “Moody’s Collateralization Event”, “S&P Collateralization Event”; “Ratings Event”, “Moody’s Ratings Event”, and “S&P Ratings Event” have the meanings assigned in the Schedule.

(a)           Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations: Not applicable.

(b)           Credit Support Obligations.

(i)           Delivery Amount, Return Amount and Credit Support Amount.

(A)           “Delivery Amount” has the meaning specified in Paragraph 3(a) except that the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date commencing no later than the Valuation Date falling on the 30th Business Day after publication by the applicable Rating Agency of the change in rating constituting a Collateralization Event”.

(B)           “Return Amount” has the meaning specified in Paragraph 3(b).

(C)           “Credit Support Amount” in Paragraph 3(b), shall be amended in its entirety to read as follows:

"’Credit Support Amount’ means, unless otherwise specified in Paragraph 13, for any Valuation Date after and during the continuance of a Collateralization Event or Ratings Event, (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero; and, provided further, that, in respect of a Moody’s Rating Event, the Credit Support Amount will not be less than the amount of, the next scheduled Payment in respect of the Affected Transactions to be made by the Pledgor.

(ii)           Eligible Collateral.  The items set forth in Schedule 1 will qualify as “Eligible Collateral” for Party A.

(iii)           Other Eligible Support. The following items will qualify as“Other Eligible Support” for the party specified: Not Applicable.

(iv)           Thresholds.

(A)           “Independent Amount” means with respect to Party B: Zero; and, with respect to Party A: an amount, as of the date of determination, equal to the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions, and:

(1)
in respect of a Moody’s Collateralization Event, the lesser of (x) 2% (for daily valuation) or 4% (for weekly valuation) or (y) the Moody’s Increase Factor at First Trigger, and, in respect of a Moody’s Ratings Event, the lesser of (x) 8% (for daily valuation) or 9% (for weekly valuation) or (y) the Moody’s Increase Factor at Second Trigger; or

(2)
in respect of an S&P Collateralization Event or an S&P Ratings Event, (x) with respect to basis risk swaps, the product of the S&P Volatility Buffer and .01, and (y) with respect to all other Transactions the S&P Volatility Buffer.

As used herein, the “Moody’s Increase Factor” will be determined using the table set forth in Schedule 2; and the “S&P Volatility Buffer” will be determined using the tables set forth in Schedule 3.

(B)           “Threshold” means for each party: An infinite number; provided, that the Threshold for Party A shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, Ratings Event (provided that, with respect to a Collateralization Event, such event shall have continued for at least 30 days) or Specified Condition with respect to such party.

(C)           “Minimum Transfer Amount” means with respect to Party A and Party B: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 in respect of an S&P Collateralization Event if the aggregated principal balance of the Certificates is less than $50,000,000 on the applicable Valuation Date, and shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party.

(D)           Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down respectively to the nearest integral multiple of $1,000.

(v)           Conflicting Rating Conditions. If any outstanding Certificates are rated by more than one Rating Agency and a Collateralization Event or Ratings Event with respect to each such Rating Agency has occurred and is continuing, the Credit Support Amount and Independent Amount of Party A shall equal the highest, and the Return Amount and Valuation Percentage shall equal the lowest, of the applicable amounts determined as set forth above; provided, that the Credit Support Amount and Independent Amount may equal the lowest, and the Return Amount and Valuation Percentage may equal the highest, of the applicable amounts determined as set forth above if the Rating Condition of each Rating Agency is satisfied with respect with respect thereto.

(c)           Valuation and Timing.

(i)           “Valuation Agent” means, Party A, provided, that if any Event of Default with respect to Party A has occurred and is continuing, then any designated third party mutually agreed to by the parties shall be the Valuation Agent until such time as Party A is no longer a Defaulting Party.

(ii)           “Valuation Date” means:

[X]           each Local Business Day, or

[ ]           any Local Business Day in each calendar week, which shall be the same calendar day each week to the extent practicable, on a reasonably consistent basis.

(iii)           “Valuation Time” means:

[ ]           the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

[X]           the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)           “Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(d)           Conditions Precedent and Secured Party’s Rights and Remedies. (i) Illegality, (ii) Credit Event Upon Merger, and (ii) Additional Termination Events will be a “Specified Condition” for Party A (as the Affected Party) (but not for purposes of Paragraph 8(d)), and (iv) Tax Event and (v) Tax Event Upon Merger will not be a “Specified Condition for Party A.

(e)           Substitution.

(i)           “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)           Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f)           Dispute Resolution.

(i)           “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)           Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

(iii)           Alternative. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party’s Minimum Transfer Amount.

(g)           Holding and Using Posted Collateral.

(i)           Eligibility to Hold Posted Collateral; Custodians. The Secured Party will not be entitled to hold Posted Collateral itself. The Secured Party will hold Posted Collateral through a Custodian (which may be the Supplemental Interest Trust Trustee and which shall at all times be a financial institution as specified under the Pooling and Servicing Agreement or, if not so specified, which shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least (i) Baa2 from Moody's and (ii) “A-1” or “A” from S&P in the Swap Collateral Account (defined below). Initially, the Custodian for Party B is: Wells Fargo Bank, N.A.

(ii)           Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to the Secured Party; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii).

(h)           Distributions and Interest Amount.

(i)           Interest Rate. The “Interest Rate” with respect to Eligible Collateral in the form of Cash will be the rate actually earned on the Cash Posted Collateral or, if the Pledgor instructs that the Cash Posted Collateral not be invested, an amount equal to the contractual rate of interest entitled to be received on such amounts from the Swap Collateral Account, provided that, if the Swap Collateral Account does not pay interest and the custodian or trustee is not obligated to invest Cash Posted Collateral under the Pooling and Servicing Agreement, the “Interest Rate” will be, for any day, the rate opposite the caption “Federal Funds (Effective)” for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System.

(ii)           Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii)           Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)           Other Eligible Support and Other Posted Support.

(i)           “Value” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(ii)           “Transfer” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j)           Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

(i)           Party A:           to be specified in each notice.

(ii)           Party B:

Address:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee on behalf of Harborview Mortgage Loan Trust 2006-11
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	HarborView 2006-11 — Client Manager
Telephone:	410-884-2000
Facsimilex:	410-715-2380

(k)           Addresses for Transfers.

Party A:	For Cash: To be provided
For Eligible Collateral: To be provided
Party B:	To be provided

(l)           Other Provisions.

(i)           Additional Definitions. As used in this Annex:—

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

(ii)           Transfer Timing.

(A)           Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(B)           Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

(iii)           Events of Default. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Credit Support, Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that, with respect to a failure to Transfer Eligible Credit Support, at least 30 Local Business Days have elapsed after a Ratings Event has occurred and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A”.

(iv)           Return of Fungible Securities. In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(v)           No Counterclaim. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vi)           Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian (the “Swap Collateral Account”).

(vii)           Investment of Cash Posted Collateral. Cash Posted Collateral shall be invested in Eligible Investments as directed by Party A. Such instructions may be delivered as standing instructions.

(viii)           Return of Posted Collateral. At any time a Collateralization Event or Ratings Event has occurred and is continuing with respect to Party A, Party A shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If a Collateralization Event or Rating Event occurs and thereafter ceases to be continuing (and provided that no Event of Default or Potential Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A’s obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateralization Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Posted Collateral held under this Annex. The Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from Party A.

(ix)           External Verification of Mark-to-Market Valuations. If the long term senior unsecured debt of Party A is rated BBB or lower by S&P, once every month after an S&P Ratings Event occurs and during its continuance, Party A will then verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided that any Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date. Party A shall provide the Quotations of such Reference Market-makers to S&P.

(x)           Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(xi)           Limit on Secured Party’s Liability. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

[Signature page immediately follows]

IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK	WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trustee on behalf of Harborview Mortgage Loan Trust 2006-11

By: /s/ Steven M. Lawler	By: /s/ Graham Oglesby
Name: Steven M. Lawler Title: Managing Director Date:	Name: Graham Oglesby Title: Assitant Vice President Date:

SCHEDULE 1
ELIGIBLE COLLATERAL

Eligible Collateral & Valuation Percentages Moody’s and S&P
		Valuation Percentage		Valuation Percentage
		Moody’s		S&P
		Collateral-ization Event	Rating Event	Daily	Weekly
(A)	Cash: U.S. Dollars in depositary account form	100	100	100	100
(B)	U.S. Treasury Securities: negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Treasuries”) having a remaining maturity of up to and not more than 1 year.	100	100	98.9	98.6
(C)	Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	100	99	98	97.3
(C)	Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	100	98	97.4	95.8
(C)	Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	100	97	95.5	93.8
(D)	Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	100	95	93.7	91.4
(D)	Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	100	94	92.5	90.3
(E)	Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	100	89	91.1	87.9
(F)	Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	100	87	88.6	84.6
(G)	Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	100	99	98.5	98
(H)	Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	100	98	97.7	96.8

A-1-1

(H)	Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	100	97	97.3	96.3
(H)	Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	100	96	94.5	94.5
(I)	Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	100	94	93.1	90.3
(I)	Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	100	93	90.7	86.9
(J)	Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	100	88	87.7	82.6
(K)	Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	100	86	84.4	77.9
(L)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	100	86 (weekly valuation)		86.40
(M)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	100	86 (weekly valuation)		86.40
(N)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	100	86 (weekly valuation)		86.40
(O)
Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities rated AAA by two major rating agencies with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.

(O)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.

A-1-2

(O)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.
(P)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	100	99	99
(Q)	Other Items of Credit Support approved by the Rating Agencies to the extent any [Notes][Certificates] are rated.	*	*	*

* percentage to be determined.

A-1-3

SCHEDULE 2
MOODY’S INCREASE FACTOR

The Moody’s Increase Factor will be determined using the following table:

Moody’s Increase Factor
Remaining Years to Maturity	Posting Frequency
	Daily	Weekly
Moody’s Increase Factor at First Trigger Swaps, Caps and Floors
1	0.15%	0.25%
2	0.30%	0.50%
3	0.40%	0.70%
4	0.60%	1.00%
5	0.70%	1.20%
6	0.80%	1.40%
7	1.00%	1.60%
8	1.10%	1.80%
9	1.20%	2.00%
10	1.30%	2.20%
11	1.40%	2.30%
12	1.50%	2.50%
13	1.60%	2.70%
14	1.70%	2.80%
15	1.80%	3.00%
16	1.90%	3.20%
17	2.00%	3.30%
18	2.00%	3.50%
19	2.00%	3.60%
20	2.00%	3.70%
21	2.00%	3.90%
22 to 30	2.00%	4.00%
Moody’s Increase Factor at Second Trigger Swaps
1	0.50%	0.60%
2	1.00%	1.20%
3	1.50%	1.70%
4	1.90%	2.30%
5	2.40%	2.80%
6	2.80%	3.30%
7	3.20%	3.80%
8	3.60%	4.30%
9	4.00%	4.80%
10	4.40%	5.30%
11	4.70%	5.60%
12	5.00%	6.00%
13	5.40%	6.40%
14	5.70%	6.80%
15	6.00%	7.20%
16	6.30%	7.60%
17	6.60%	7.90%
18	6.90%	8.30%
19	7.20%	8.60%
20	7.50%	9.00%
21	7.80%	9.00%
22 to 30	8.00%	9.00%

A-2-1

Moody’s Increase Factor at Second Trigger Caps, Floors, Transaction Specific Hedges
1	0.65%	0.75%
2	1.30%	1.50%
3	1.90%	2.20%
4	2.50%	2.90%
5	3.10%	3.60%
6	3.60%	4.20%
7	4.20%	4.80%
8	4.70%	5.40%
9	5.20%	6.00%
10	5.70%	6.60%
11	6.10%	7.00%
12	6.50%	7.50%
13	7.00%	8.00%
14	7.40%	8.50%
15	7.80%	9.00%
16	8.20%	9.50%
17	8.60%	9.90%
18	9.00%	10.40%
19	9.40%	10.80%
20	9.70%	11.00%
21 to 30	10.00%	11.00%

A-2-2

SCHEDULE 3
S&P VOLATILITY BUFFER

The S&P Volatility Buffer will be determined using the following table:

S&P Volatility Buffer
Party A Rating*	(Weighted Average Life of Highest Rated Floating Rate Notes)
	(Up to 5 years)	(Up to 10 years)	(Up to 30 years)
If, on the related Valuation Date, the highest rated Notes are rated “AA-” or higher by S&P, the S&P Volatility Buffer is:
A-2	3.25%	4.00%	4.75%
A-3	4.00%	5.00%	6.25%
BB+ or lower	4.50%	6.75%	7.50%
If, on the related Valuation Date, the highest rated Notes are rated “A” or “A+” by S&P, the S&P Volatility Buffer is:
BBB+/BBB	3.25%	4.00%	4.50%
A-2	3.25%	4.00%	4.50%
A-3/BBB-	3.50%	4.50%	6.00%
BB+ or lower	4.00%	5.25%	7.00%

* This rating shall be the higher of the rating by S&P on the related Valuation Date of the long-term debt and short-term debt of Party A or its guarantor or other Credit Support Provider.

A-3-1